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EXHIBIT 23. CONSENT OF INDEPENDENT ACCOUNTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-7156, 33-3011, 333-83535, 333-83543, 333-83545,
333-83565, and 333-83537) and on Form S-3 (No. 333-75405) of Clayton Homes, Inc.
of our report dated August 5, 1999, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Knoxville, TN
September 20, 1999






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